Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL DATA

The following tables show unaudited pro forma financial information about the financial condition and results of operations of Midland States Bancorp, Inc. (“Midland”), including per share data, after giving effect to the merger with Alpine Bancorporation, Inc. (“Alpine”) and other pro forma adjustments. The unaudited pro forma financial information assumes that the Alpine merger is accounted for under the acquisition method of accounting for business combinations in accordance with generally accepted accounting principles, and that the assets and liabilities of Alpine will be recorded by Midland at their respective fair values as of the date the Alpine merger is completed. The unaudited pro forma condensed combined balance sheet as of December 31, 2017 gives effect to the Alpine merger as if it had occurred on that date. The unaudited pro forma condensed combined income statement for the year ended December 31, 2017 gives effect to the Alpine merger as if it had become effective on January 1, 2017. The unaudited pro forma condensed combined income statement also gives effect to the Centrue Financial Corporation (“Centrue”) acquisition that closed on June 9, 2017 as if that transaction became effective on January 1, 2017.

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not indicate the financial results of the combined company that would have been achieved had the transactions been completed as of the dates indicated or that may be achieved in the future. The unaudited pro forma condensed combined financial information also does not consider any expense efficiencies or other potential financial benefits of the Alpine merger or Centrue acquisition.  In addition, as explained in more detail in the accompanying notes, the preliminary allocation of the pro forma purchase price reflected in the unaudited pro forma condensed combined financial information for the Alpine merger is subject to adjustment and may vary from the actual purchase price allocation that will be recorded in Midland’s consolidated financial statements upon completion of the Alpine merger.

The preparation of the unaudited pro forma condensed combined financial information and related adjustments required management to make certain assumptions and estimates as of the dates hereof — actual amounts may differ significantly. The unaudited pro forma condensed combined financial statements should be read together with:

•                  The accompanying notes to the unaudited pro forma condensed combined financial information;

•                  Midland’s separate audited historical consolidated financial statements and accompanying notes as of and for the year ended December 31, 2017 included in Midland’s Annual Report on Form 10-K for the year ended December 31, 2017, filed with the Securities and Exchange Commission (the “SEC”) on March 6, 2018;

•                  Alpine’s audited consolidated financial statements and accompanying notes as of and for the year ended December 31, 2017 included as an exhibit to this report.

Unaudited Pro Forma Condensed Combined Balance Sheet

December 31, 2017

(dollars in thousands, except share and per share data)

			Pro Forma		Pro Forma
	Midland	Alpine	Adjustments		Combined
Assets
Cash and cash equivalents	$215,202	$33,619	$(36,283)	A	$212,538
Investment securities	450,525	319,735	(573)	B	769,687
Loans	3,226,678	824,560	(16,524)	C	4,034,714
Allowance for loan losses	(16,431)	(6,504)	6,504	D	(16,431)
Total loans, net	3,210,247	818,056	(10,020)		4,018,283
Loans held for sale	50,089	5,216	—		55,305
Premises and equipment, net	76,162	23,329	(3,827)	E	95,664
Other real estate owned	5,708	53	—		5,761
Mortgage servicing rights	66,528	6,213	(3,423)	F	69,318
Intangible assets	16,932	—	31,216	G	48,148
Goodwill	98,624	—	56,965	H	155,589
Cash surrender value of life insurance policies	113,366	22,482	—		135,848
Other assets	109,318	14,781	(250)	I	123,849
Total assets	$4,412,701	$1,243,484	$33,805		$5,689,990

Liabilities
Deposits:
Noninterest-bearing	$724,443	$338,207	$—		$1,062,650
Interest-bearing	2,406,646	766,586	(1,881)	J	3,171,351
Total deposits	3,131,089	1,104,793	(1,881)		4,234,001
Short-term borrowings	156,126	—	—		156,126
FHLB advances and other borrowings	496,436	18,424	(169)	K	514,691
Subordinated debt	93,972	—	—		93,972
Trust preferred debentures	47,330	—	—		47,330
Other liabilities	38,203	11,644	4,557	L	54,404
Total liabilities	3,963,156	1,134,861	2,507		5,100,524

Shareholders’ Equity
Preferred shareholders’ equity	2,970	—	—		2,970
Common shareholders’ equity	446,575	108,623	31,298	M	586,496
Total shareholders’ equity	449,545	108,623	31,298		589,466
Total liabilities and shareholders’ equity	$4,412,701	$1,243,484	$33,805		$5,689,990

Book value per common share	$23.35	$12.86			$24.87
Common shares outstanding	19,122,049	8,449,278	(3,986,078)	M	23,585,249

Unaudited Pro Forma Condensed Combined Statement of Income

for the Year Ended December 31, 2017

(dollars in thousands, except per share data)

	Midland	Centrue	Centrue Pro forma Adjustments		Pro Forma Midland Including Centrue	Alpine	Alpine Pro Forma Adjustments		Midland Including Centrue and Alpine
Interest income:
Loans	$139,450	$13,187	$1,297	N	$153,934	$34,508	$2,472	V	$190,914
Investment securities	11,698	1,239	50	O	12,987	7,747	115	W	20,849
Federal funds sold and cash investments	1,965	6	—		1,971	240	—		2,211
Total interest income	153,113	14,432	1,347		168,892	42,495	2,587		213,974
Interest expense:
Deposits	12,132	693	39	P	12,864	2,222	349	X	15,435
Short-term borrowings	379	13	—		392	—	—		392
FHLB advances and other borrowings	4,594	435	570	Q	5,599	472	41	Y	6,112
Subordinated debt	4,054	—	—		4,054	—	1,973	Z	6,027
Trust preferred debentures	2,292	171	63	R	2,526	—	—		2,526
Total interest expense	23,451	1,312	672		25,435	2,694	2,363		30,492
Net interest income	129,662	13,120	674		143,456	39,801	224		183,481
Provision for loan losses	9,556	—	—		9,556	—	—		9,556
Net interest income after provision for loan losses	120,106	13,120	674		133,900	39,801	224		173,925
Noninterest income:
Commercial FHA revenue	17,752	—	—		17,752	—	—		17,752
Residential mortgage banking revenue	9,119	568	—		9,687	5,900	—		15,587
Wealth management revenue	13,340	—	—		13,340	7,332	—		20,672
Service charges on deposit accounts	5,975	1,542	—		7,517	3,850	—		11,367
Interchange revenue	5,353	1,121	—		6,474	4,379	—		10,853
Gain on sales of investment securities	222	313	—		535	226	—		761
Gain on sale of branches	—	—	—		—	—	—		—
Gain on extinguishment of debt	—	—	—		—	—	—		—
Other income	7,601	770	—		8,371	2,220	—		10,591
Total noninterest income	59,362	4,314	—		63,676	23,907	—		87,583
Noninterest expense:
Salaries and employee benefits	78,712	9,058	—		87,770	29,027	—		116,797
Occupancy and equipment	14,659	1,478	—		16,137	4,431	—		20,568
Data processing	15,171	844	—		16,015	5,652	—		21,667
FDIC insurance	1,806	143	—		1,949	616	—		2,565
Professional	13,896	292	—		14,188	1,129	—		15,317
Marketing	3,290	59	—		3,349	574	—		3,923
Communications	2,473	363	—		2,836	988	—		3,824
Loan expense	1,954	201	—		2,155	—	—		2,155
Other real estate owned	800	188	—		988	10	—		998
Intangible assets amortization	3,325	—	1,078	S	4,403	—	7,903	AA	12,306
Loss on mortgage service rights held for sale	4,059	—	—		4,059	—	—		4,059
Other	12,852	3,985	—		16,837	4,172	—		21,009
Total noninterest expense	152,997	16,611	1,078		170,686	46,599	7,903		225,188
Income before income taxes	26,471	823	(404)		26,890	17,109	(7,679)		36,320
Income taxes	10,415	583	(141)	T	10,857	83	3,218	BB	14,157
Net income	16,056	240	(263)		16,033	17,026	(10,897)		22,163
Preferred stock dividends, net of premium amortization	83	145	(82)	U	146	—	—		146
Net income available to common shareholders	$15,973	$95	$(181)		$15,887	$17,026	$(10,897)		$22,017
Earnings per share data:
Basic earnings per common share	$0.89	$0.01	—		$0.82	$2.01	—		$0.93
Diluted earnings per common share	$0.87	$0.01	—		$0.80	$2.01	—		$0.91

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

(dollars in thousands, except share and per share data)

Note 1—Basis of Presentation

The unaudited pro forma condensed combined consolidated financial information and explanatory notes have been prepared under the acquisition method of accounting for business combinations. The unaudited pro forma condensed combined balance sheet as of December 31, 2017 gives effect to the Alpine merger as if it had occurred on that date. The unaudited pro forma condensed combined income statement for the year ended December 31, 2017 gives effect to the Alpine merger as if it had become effective on January 1, 2017. The unaudited pro forma condensed combined income statement also gives effect to the Centrue acquisition that closed on June 9, 2017 as if that transaction became effective on January 1, 2017. Accordingly, the Centrue income statement amounts and pro forma adjustments included in the unaudited pro forma condensed combined income statement represent the period from January 1, 2017 to June 9, 2017, the date the Centrue acquisition closed. This information is not intended to reflect the actual results that would have been achieved had the acquisition actually occurred on those dates. The pro forma adjustments are preliminary, based on estimates, and are subject to change as more information becomes available and after final analyses of the fair values of both tangible and intangible assets acquired and liabilities assumed are completed. Accordingly, the final fair value adjustments may be materially different from those presented in this document.

Note 2 — Purchase Price

Pursuant to the Alpine merger agreement, Alpine shares, in the aggregate, were exchanged for 4,463,200 shares of Midland common stock and $33,306 in cash.  Based upon the closing price of Midland common stock of $31.35 on February 28, 2018, this represents total consideration of $173,227.

Note 3 — Allocation of Purchase Price

Under the acquisition method of accounting, the total purchase price is allocated to the acquired tangible and intangible assets and assumed liabilities of Alpine based on their estimated fair value as of the closing of the transaction. The excess of the purchase price over the fair value of the net assets acquired, net of deferred taxes, is allocated to goodwill. Estimated fair value adjustments included in the pro forma financial statements are based upon available information, and certain assumptions considered reasonable, and may be revised as additional information becomes available. The following estimated pro forma amounts adjust Alpine’s assets and liabilities to their estimated fair values at December 31, 2017.

Purchase price allocation:
Midland common stock issued (based on closing price of $31.35 on February 28, 2018)	$139,921
Cash paid for Alpine common stock	33,306
Pro forma purchase price	173,227
Allocated to:
Net historical book value of Alpine’s assets and liabilities	108,623
Less: Dividends to be paid by Alpine to its shareholders	(2,977)
Adjusted net historical book value of Alpine’s assets and liabilities	105,646
Adjustments to record assets and liabilities at fair value:
Investments	(573)
Loans	(16,524)
Elimination of Alpine’s allowance for loan losses	6,504
Premises and equipment	(3,827)
Mortgage servicing rights	(3,423)
Core deposit intangible	24,116
Trust relationship intangible	7,100
Other assets	(250)
Deposits	1,881
FHLB advances and other borrowings	169
Deferred taxes	(4,284)
Other liabilities	(273)
Preliminary pro forma goodwill	$56,965

The following pro forma adjustments are reflected in the unaudited pro forma condensed combined financial information. All taxable adjustments were calculated using a 35.0% tax rate to arrive at deferred tax asset or liability adjustments. All adjustments are based on current assumptions and valuations, which are subject to change:

A.	Cash consideration paid to Alpine shareholders of $33,306 plus seller paid dividends of $2,977.

B.	Fair value adjustment on investment securities based on management’s estimate, which will be accreted on a level-yield basis over the remaining life of the investment securities.

C.

Fair value adjustment on Alpine’s loans based on an $11,642 discount to adjust for estimated credit deterioration of the acquired portfolio and a $4,882 discount for the impact of changes in market interest rates. The net fair value adjustment of $16,524 is expected to be accredited over an estimated six year remaining life of the underlying loans in a manner that approximates level yield.

D.	Elimination of Alpine’s allowance for loan losses.

E.	Fair value adjustment on Alpine’s premises and equipment based on management’s estimate.

F.	Fair value adjustment on Alpine’s mortgage servicing rights based on management’s estimate.

G.

Fair value adjustments of $24,116 to record estimate of core deposit intangible asset and $7,100 to record estimate of trust relationship intangible asset, both of which will be recognized as part of the Alpine merger. The core deposit intangible is assumed to be amortized on an accelerated basis over a period of six years, while the trust relationship intangible is assumed to be amortized on an accelerated basis over a period of 13 years.

H.	Adjustment to record estimate of goodwill that will be recognized as part of the Alpine merger — see the allocation of purchase price calculation above.

I.	Fair value adjustment on Alpine’s other assets based on management’s estimate.

J.	Fair value adjustment on Alpine’s time deposits to reflect estimated current interest rates.

K.	Fair value adjustment on Alpine’s FHLB advances to reflect estimated current interest rates.

L.

Fair value adjustment on other liabilities of $273 based on management’s estimate combined with adjustments of $4,284 to record the net deferred tax liability related to the Alpine fair value adjustments and core deposit and trust relationship intangibles resulting from book versus tax timing differences valued at an estimated tax rate of 35.0%.

M.

Adjustment to record the elimination of Alpine’s shareholders’ equity and common shares of $108,623 and 8,449,278, respectively, and the issuance of 4,463,200 shares of Midland common stock at $31.35 totaling $139,921.

N.	To record accretion estimate of the credit / interest rate adjustments on the Centrue loan portfolio.

O.	To record accretion estimate of the interest rate adjustments on the Centrue investment securities portfolio.

P.	To record amortization estimate of the interest rate adjustment on the Centrue time deposits.

Q.	To record interest expense estimate on a $40,000 term note issued in conjunction with the Centrue transaction.

R.	To record accretion estimate of the interest rate mark on the Centrue trust preferred securities.

S.	To record amortization estimate of the Centrue core deposit intangible.

T.	To record tax effects of the Centrue pro forma adjustments at an estimated effective tax rate of 35%.

U.	To record amortization estimate of the fair value adjustment associated with Series H preferred stock.

V.	To record accretion estimate of the credit / interest rate adjustments on the Alpine loan portfolio.

W.	To record accretion estimate of the interest rate adjustments on the Alpine investment securities portfolio.

X.	To record amortization estimate of the interest rate adjustment on the Alpine time deposits.

Y.	To record amortization estimate of the interest rate adjustment on the Alpine FHLB advances.

Z.	To record interest expense estimate on the $40,000 of subordinated notes issued in conjunction with the Alpine transaction.

AA.	To record amortization estimate of the Alpine core deposit intangible and the Alpine trust relationship intangible.

BB.

To record tax effects of Alpine pro forma adjustments at an estimated effective tax rate of 35% combined with an increase in income taxes to conform tax provisioning for Alpine (historically a pass-through entity) at an estimated effective corporate tax rate of 35%.

Note 4 — Estimated Merger Costs

The table below reflects Midland’s current estimate of the aggregated merger costs of $15,227 (net of $8,199 of income taxes using a 35% tax rate) expected to be incurred in connection with the Alpine merger, which are excluded from the pro forma financial statements.  The current estimates of these costs are as follow:

Change of control, severance and retention payments	$9,823
Data processing, termination and conversion	7,490
Professional fees and other noninterest expenses	6,113
Pre-tax merger costs	23,426
Income tax benefit	(8,199)
Total merger costs	$15,227